UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2019

THE MICHAELS COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36501	37-1737959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 Bent Branch Drive Irving, Texas	75063
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 409-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2019, The Michaels Companies, Inc. (the “Company”) announced the appointment of Ashley Buchanan, age 45, as the President and Chief Executive Officer Designate of the Company and member of the Company’s board of directors (the “Board”), each appointment effective as of January 6, 2020. After a transition period ending April 1, 2020, Mr. Buchanan will succeed Mark Cosby as Chief Executive Officer. Mr. Cosby will continue to serve as Chief Executive Officer until April 1, 2020 and will remain a member of the Board following the Chief Executive Officer transition. In addition, on December 24, 2019, Denise Paulonis informed the Company that she planned to resign as Executive Vice President and Chief Financial Officer, effective January 31, 2020.

Mr. Buchanan joined Walmart Inc. in 2007 and has served in various roles of increased leadership and responsibility across the company. Most recently, he was Chief Merchandising and Chief Operating Officer for Walmart U.S. eCommerce since July 2019. Prior to joining the U.S. eCommerce team, he was the Chief Merchant at Sam’s Club from February 2017 to July 2019 where he led a merchandising team and oversaw activities including assortment, private brand strategy, pricing, global sourcing, packaging, replenishment and supply chain. He had previously served as Senior Vice President of Packaged Goods from February 2016 to February 2017 and Senior Vice President of Dry Grocery from July 2014 until February 2016. Earlier he additionally served as Director of Innovations for Walmart U.S.

On December 26, 2019, Mr. Buchanan, the Company and Michaels Stores, Inc. (“MSI”) entered into a letter agreement (the “Letter Agreement”) pursuant to which he will receive an annualized base salary of $1,200,000. Beginning in fiscal year 2020, he will be eligible to participate in MSI’s annual cash incentive plan with the amount payable based on the achievement performance criteria established for the particular fiscal year in accordance with MSI’s annual cash incentive plan, with a target equal to 125% and a maximum payout of 250% of his base salary. Mr. Buchanan will also receive a signing bonus equal to $3,667,652 that vests over two years and is intended to make him whole for certain bonus awards of Walmart Inc. that he will forfeit by joining the Company.

On January 6, 2020, the Company will also grant Mr. Buchanan options to purchase 500,000 shares of the Company’s common stock, vesting annually over four years, and 795,000 restricted stock units, vesting annually over two years. The restricted stock units are intended to make Mr. Buchanan whole for certain equity awards of Walmart Inc. that he will forfeit by joining the Company. The options will have an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Select Market on January 6, 2020. The other terms of these awards generally will be consistent with the terms of the Company’s forms of option and restricted stock unit award agreements used for grants to the Company’s other executive officers in its most recent annual grants in March 2019, except that (i) the shares received on vesting of the restricted stock units are subject to certain minimum holding period requirements, (ii) the Company will have repurchase rights on the restricted stock unit awards in the event Mr. Buchanan’s employment terminates before January 6, 2024, (iii) in the event of a change of control, any unvested restricted stock units that are not assumed or substituted in the transaction will vest in full upon the change of control and (iv) in the event the options or restricted stock units are assumed or substituted in a change of control, the double-trigger vesting in the event of a termination of Mr. Buchanan’s employment without cause in the 12 months following the transaction will also apply in the event his employment terminates for good reason.

In addition, beginning with fiscal year 2021, Mr. Buchanan will be eligible to receive equity awards pursuant to the Company’s annual equity grant program. As part of the 2021 annual equity grants and subject to his continued employment, Mr. Buchanan will be eligible for (i) 500,000 options to purchase shares of the Company’s common stock and (ii) a number of restricted stock units equal to $1,666,666 divided by the closing price of the Company’s common stock on the grant date. For subsequent years, Mr. Buchanan’s annual equity grants will be targeted at an amount consistent with market compensation and the Company’s practices. Each party may terminate the letter agreement upon 30 days’ written notice. Mr. Buchanan will also be eligible for severance on a qualifying termination of employment without cause or his good reason resignation equal to 24 months of continued base salary, pro-rata target annual bonus for the fiscal year of termination and subsidized medical and dental benefits during the COBRA period.

Mr. Buchanan and the Company will also enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193000), originally filed with the SEC on December 20, 2013 (the “Registration Statement”).

No arrangement or understanding exists between Mr. Buchanan and any other person pursuant to which Mr. Buchanan was selected as an executive officer or director of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Buchanan. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Buchanan or any member of her immediate family had or will have a direct or indirect material interest.

Additionally, effective on December 26, 2019, the Company and Mr. Cosby entered into (i) the amended and restated non-statutory option agreement, to provide for one full year of vesting of the stock options granted to Mr. Cosby on October 21, 2019, based on Mr. Cosby’s continued service on the Board through the first anniversary of the grant date, and to extend the post-termination exercise window on vested options from two to three years, (ii) the amended and restated restricted stock unit agreement, to provide for continued vesting of the restricted stock units granted to Mr. Cosby on October 21, 2019, provided that Mr. Cosby remains on the Board, and (iii) the second amendment to the letter agreement, to clarify that the first equity grants Mr. Cosby receives will be part of the 2021 annual equity grants, that Mr. Cosby will be eligible for a pro-rata bonus for fiscal 2020, and that should Mr. Cosby elect COBRA following his transition from Chief Executive Officer, the Company will subsidize his COBRA premiums.

The foregoing descriptions of Mr. Buchanan’s letter agreement, indemnification agreement, non-statutory stock option agreement and restricted stock unit agreement and of Mr. Cosby’s amended and restated non-statutory stock option agreement, amended and restated restricted stock unit agreement and second amendment to the letter agreement do not purport to be complete and are qualified in their entirety by the full text of Mr. Buchanan’s letter agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the form of indemnification agreement, which was filed as Exhibit 10.29 to the Registration Statement, Mr. Buchanan’s non-statutory stock option agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, Mr. Buchanan’s restricted stock unit agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, Mr. Cosby’s amended and restated non-statutory stock option agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K. Mr. Cosby’s amended and restated restricted stock unit agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K, and Mr. Cosby’s second amendment to the letter agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On December 27, 2019, the Company issued a press release relating to the Chief Executive Officer transition. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report of Form 8-K. The information contained in this Item, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number
10.1	Letter Agreement, dated December 26, 2019, among Ashley Buchanan, The Michaels Companies, Inc., and Michaels Stores, Inc.

10.2	Non-Statutory Stock Option Agreement by and between Ashley Buchanan and The Michaels Companies, Inc.

10.3	Restricted Stock Unit Agreement by and between Ashley Buchanan and The Michaels Companies, Inc.

10.4	Amended and Restated Non-Statutory Stock Option Agreement, effective December 26, 2019, by and between Mark Cosby and The Michaels Companies, Inc.

10.5	Amended and Restated Restricted Stock Unit Agreement, effective December 26, 2019, by and between Mark Cosby and The Michaels Companies, Inc.

10.6	Second Amendment to the Letter Agreement, effective December 26, 2019, by and among Mark Cosby, The Michaels Stores, Inc. and The Michaels Companies, Inc.

99.1	Press release issued by The Michaels Companies, Inc., dated December 27, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Navin Rao
Name:	Navin Rao
Title:	Vice President and Secretary

Date: December 27, 2019